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                                                                   EXHIBIT 24.01

                                THE 3DO COMPANY
                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoints James Alan Cook, as such person's lawful attorneys-in-fact for him, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments to The 3DO Company's Report on Form-10K for the fiscal year ending March 31, 2000, and to file the same, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

                  SIGNATURE                                     TITLE                       DATE
                  ---------                                     -----                       ----
         /s/ WILLIAM M. HAWKINS, III           Chairman of the Board of Directors and
    ------------------------------------         Chief Executive Officer (Principal     June 29, 2000
           William M. Hawkins, III               Executive Officer)

             /s/ WILLIAM A. HALL
    ------------------------------------       Director                                 June 29, 2000
               William A. Hall

             /s/ HUGH C. MARTIN
    ------------------------------------       Director                                 June 29, 2000
               Hugh C. Martin

          /s/ H. WILLIAM JESSE, JR.
    ------------------------------------       Director                                 June 29, 2000
            H. William Jesse, Jr.